CONTACT GOLD CORP.

SUPPLEMENT TO THE MANAGEMENT INFORMATION CIRCULAR

WITH RESPECT TO

THE ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 28, 2020

Dated May 28, 2020

SUPPLEMENT TO THE MANAGEMENT INFORMATION CIRCULAR

OF CONTACT GOLD CORP.

FOR THE ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 28, 2020

BACKGROUND

This is a supplement to the management information circular of Contact Gold Corp. (the "Company") dated April 29, 2020 for the annual and special meeting of shareholders to be held on May 28, 2020. The purpose of this supplement is to provide shareholders of the Company with the correct copies of the proposed amended forms of the incentive option plan, restricted share unit plan, and deferred share unit plan of the Company, which are attached to this supplement in Appendices "A", "B", and "C", respectively.

DATED at Vancouver, British Columbia this 28th day of May, 2020

BY ORDER OF THE BOARD OF DIRECTORS OF

CONTACT GOLD CORP.

(signed) "John Wenger"

John Wenger

Chief Financial Officer

APPENDIX "A"

Incentive Option Plan

[attached]

~~CONTACT GOLD CORP.~~

~~2017~~CONTACT GOLD CORP.

STOCK AND INCENTIVE PLAN

Section 1. Purpose

The purpose of the Plan is to promote the interests of the Company and its shareholders by aiding the Company in attracting and retaining employees, officers, consultants, advisors and non-employee Directors capable of assuring the future success of the Company, to offer such persons incentives to put forth maximum efforts for the success of the Company’s business and to compensate such persons through various stock-based arrangements and provide them with opportunities for stock ownership in the Company, thereby aligning the interests of such persons with the Company’s shareholders.

Section 2. Definitions

As used in the Plan, the following terms shall have the meanings set forth below:

(a) “Affiliate” shall mean any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company.

(b) “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, , Restricted Stock Unit or Performance Award ~~or Dividend Equivalent~~ granted under the Plan.

(c) “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing an Award granted under the Plan. An Award Agreement may be in an electronic medium and need not be signed by a representative of the Company or the Participant. Each Award Agreement shall be subject to the applicable terms and conditions of the Plan and any other terms and conditions (not inconsistent with the Plan) determined by the Committee.

(d) “Board” shall mean the Board of Directors of the Company.

(e) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

(f) “Committee” shall mean the Compensation Committee of the Board or such other committee designated by the Board to administer the Plan. To the extent required by law (whether required as a matter of law or to obtain the intended tax treatment and tax benefits), the Committee shall be comprised of not less than such number of Directors as shall be required to permit Awards granted under the Plan to qualify under Rule 16b-3, and each member of the Committee shall be a “non-employee director” within the meaning of Rule 16b-3 ~~and an “outside director” within the meaning of Section 162(m).~~.

(g) “Company” shall mean Contact Gold Corp., a Nevada corporation, and any successor corporation.

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(h) “Consultant” has the meaning given to such term in TSX Venture Policy 4.4 – Incentive Stock Options

(i) “Director” shall mean a member of the Board.

~~(j) “Dividend Equivalent” shall mean any right granted under Section 6(e) of the Plan.~~

~~(k)~~(j) “Disinterested Shareholder Approval” means the approval of a majority of shareholders of the Company voting at a duly called and held meeting of such shareholders, excluding votes of Insiders to whom options may be granted under the Plan;

~~(l)~~(k) “Eligible Person” shall mean any employee, officer, non-employee Director, consultant, independent contractor or advisor providing services to the Company or any Affiliate.

~~(m)~~(l) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

~~(n)~~(m) “Fair Market Value” shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. Notwithstanding the foregoing, unless otherwise determined by the Committee, if the Shares are traded on a securities exchange, the Fair Market Value of a Share as of a given date shall be the closing price of one Share as reported on the securities exchange where the Shares are then listed on such date or, if the applicable securities exchange is not open for trading on such date, on the most recent preceding date when such exchange is open for trading.

~~(o)~~(n) “Incentive Stock Option” shall mean an option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision.

(i) “Investor Relations Activities” has the meaning given to such term in TSX Venture Policy 1.1 – Interpretation.

~~(p)~~(o) “Insider” means:

(i) an insider as defined under Section 1(1) of the Securities Act (Ontario), other than a person who falls within that definition solely by virtue of being a director or senior officer of a subsidiary company of the Company, and

(ii) an associate as defined under Section 1(1) of the Securities Act (Ontario) of any person who is an insider by virtue of (i) above;

~~(q)~~(p) “Non-Qualified Stock Option” shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

~~(r)~~(q) “Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option to purchase shares of the Company.

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~~(s)~~(r) “Participant” shall mean an Eligible Person designated to be granted an Award under the Plan.

(t) “Performance Award” shall mean ~~any right~~a Restricted Stock or Restricted Stock Unit granted under ~~Section 6(d)~~Section 6(c), the vesting of ~~the Plan.~~

~~(u) “Performance Goal” shall mean~~ which is conditioned upon the achievement of one or more ~~of the following performance goals, either individually, alternatively or in any combination, applied on a corporate, subsidiary, division, business unit~~financial or ~~line of business basis:~~

~~∙ economic value added (EVA);~~

~~∙ sales or revenue;~~

~~∙ costs or expenses;~~

~~∙ net profit after tax;~~

~~∙ gross profit;~~

~~∙ income (including without limitation operating income, pre-tax income and income attributable to the~~ other Company~~);~~

~~∙ cash flow (including without limitation free cash flow and cash flow from operating, investing or financing activities or any combination thereof);~~

~~∙ earnings (including without limitation earnings before or after taxes, earnings before interest and taxes (EBIT), earnings before interest, taxes, depreciation and amortization (EBITDA) and earnings (whether before or after taxes), EBIT or EBITDA as a percentage of net sales;~~

~~∙ earnings per share (EPS) (basic or diluted);~~

~~∙ earnings per share from continuing operations;~~

~~∙ returns (including one or more of return on actual or pro forma assets, net assets, equity, investment, revenue, sales, capital and net capital employed, total shareholder return (TSR) and total business return (TBR));~~

~~∙ margins (including one or more of gross, operating and net income margin);~~

~~∙ ratios (including one or more of price-to-earnings, debt-to-assets, debt-to-net assets and ratios regarding liquidity, solvency, fiscal capacity, productivity or risk);~~

~~∙ budget comparisons;~~

~~∙ unit volume;~~

~~∙ stock price;~~

~~∙ net working capital;~~

~~∙ value creation;~~

~~∙ market share;~~

~~∙ market capitalization;~~

~~∙ workforce satisfaction and diversity goals;~~

~~∙ employee retention;~~

~~∙ production metrics;~~

~~∙ development;~~

~~∙ implementation or completion of key projects;~~

~~∙ strategic plan development and implementation.~~

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~~(v)~~(s) ~~Each such Performance Goal may be based (i) solely by reference to absolute results of~~-related performance goals (including goals specific to the Participant’s individual performance or organizational, other than performance ~~at various levels (e.g., the Company’s performance or the performance of a subsidiary, division, business segment or business unit of the Company) or (ii) upon organizational performance relative to the comparable performance of other companies selected~~of service alone) established by the Committee~~. To the extent consistent with Section 162(m), the Committee may, when it establishes performance criteria, also provide for the exclusion of charges related to an event or occurrence which the Committee determines should appropriately be excluded, including but not limited to (X) asset-write downs, litigation or claim judgments or settlements, reorganizations, the impact of acquisitions and divestitures, restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (Y) foreign exchange gains and losses or an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (Z) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles (or other accounting principles which may then be in effect). To the extent that Section 162(m) or applicable tax and/or securities laws change to permit Committee discretion to alter the governing performance measures without disclosing to shareholders and obtaining shareholder approval of such changes and without thereby exposing the Company to potentially adverse tax or other legal consequences, the Committee shall have the sole discretion to make such changes without obtaining shareholder approval.~~, or upon any combination of service-based and performance-based conditions.

(t) “.

~~(w)~~(u) “Person” shall mean any individual or entity, including a corporation, partnership, limited liability company, association, joint venture or trust.

~~(x)~~(v) “Plan” shall mean the Contact Gold Corp. 2017 Stock and Incentive Plan, as amended from time to time.

~~(y)~~(w) “Restricted Stock” shall mean any Share granted under ~~Section 6(c)~~Section 6(c) of the Plan.

(x) “"Restricted Stock Unit” shall mean any unit granted under Section 6(c) of the Plan evidencing the right to receive a Share (or a cash payment equal to the Fair Market Value of a Share) at some future date.

~~(z)~~(y) “Rule 16b-3” shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation.

~~(aa) “Section 162(m)” shall mean Section 162(m) of the Code, or any successor provision, and the applicable Treasury Regulations promulgated thereunder.~~

~~(bb)~~(z) “Section 409A” shall mean Section 409A of the Code, or any successor provision, and applicable Treasury Regulations and other applicable guidance thereunder.

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~~(cc)~~(aa) “Securities Act” shall mean the Securities Act of 1933, as amended.

~~(dd)~~(bb) “Share” or “Shares” shall mean common shares without par value in the capital of the Company (or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(c) of the Plan), provided that such class is listed on a securities exchange.

~~(ee)~~(cc) “Specified Employee” shall mean a specified employee as defined in Section 409A(a)(2)(B) of the Code or applicable proposed or final regulations under Section 409A, determined in accordance with procedures established by the Company and applied uniformly with respect to all plans maintained by the Company that are subject to Section 409A.

~~(ff)~~(dd)“Stock Appreciation Right” shall mean any right granted under Section 6(b) of the Plan.

~~(gg)~~(ee) “TSXV” means the TSX Venture Exchange.

Section 3. Administration

(a) Power and Authority of the CommitteeThe Plan shall be administered by the Committee. Subject to the express provisions of the Plan and to applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or the method by which payments or other rights are to be calculated in connection with) each Award; (iv) determine the terms and conditions of any Award or Award Agreement, including any terms relating to the vesting and forfeiture of any Award and the forfeiture, recapture or disgorgement of any cash, Shares or other amounts payable with respect to any Award; (v) amend the terms and conditions of any Award or Award Agreement; (vi) accelerate the exercisability of any Award or the lapse of any restrictions relating to any Award,

(vii) determine whether, to what extent and under what circumstances Awards may be exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended; (viii) determine whether, to what extent and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or the Committee; (ix) interpret and administer the Plan and any instrument or agreement, including an Award Agreement, relating to the Plan; (x) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan; and (xii) adopt such modifications, rules, procedures and subplans as may be necessary or desirable to comply with provisions of the laws of non-U.S. jurisdictions in which the Company or an Affiliate may operate, including, without limitation, establishing any special rules for Affiliates, Eligible Persons or Participants located in any particular country, in order to meet the objectives of the Plan and to ensure the viability of the intended benefits of Awards granted to Participants located in such non-United States jurisdictions. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award or Award Agreement shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive

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and binding upon any Participant, any holder or beneficiary of any Award or Award Agreement, and any employee of the Company or any Affiliate.

(b) Delegation.

The Committee may delegate to one or more officers or Directors of the Company, subject to such terms, conditions and limitations as the Committee may establish in its sole discretion, the authority to grant Awards; provided, however, that the Committee shall not delegate such authority (i) with regard to grants of Awards to be made to officers of the Company or any Affiliate who are subject to Section 16 of the Exchange Act; (ii) in such a manner as would cause the Plan not to comply with the requirements of Section 162(m), if applicable; or (iii) any other applicable law or securities exchange rules.

(c) Power and Authority of the Board.Notwithstanding anything to the contrary contained herein, (i) the Board may, at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the Plan, unless the exercise of such powers and duties by the Board would cause the Plan not to comply with any applicable law or securities exchange rules; and (ii) to the extent required by applicable law or securities exchange rules, only the Committee (or another committee of the Board comprised of directors who qualify as independent directors, to the extent required by applicable law or independence rules of any applicable securities exchange where the Shares are then listed) may grant Awards to Directors who are not also employees of the Company or an Affiliate.

Section 4. Shares Available for Awards

(a) Shares Available The aggregate number of Shares reserved for issuance under all Awards during the term of the Plan, and the number of Shares reserved for issuance under any other security-based compensation arrangement granted or made available by the Company from time to time, may not exceed ~~10,026,899~~16,500,000 Shares, subject to any adjustments made pursuant to Section 4(c) below.

(b) Counting Shares For purposes of this Section 4, if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan.

(i) Shares Added Back to Reserve. If any Shares covered by an Award or to which an Award relates are not purchased or are forfeited or are reacquired by the Company (including any Shares withheld by the Company or Shares tendered to satisfy any tax withholding obligation on Awards or Shares covered by an Award that are settled in cash), or if an Award otherwise terminates or is cancelled without delivery of any Shares, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such forfeiture, reacquisition by the Company, termination or cancellation, shall again be available for granting Awards under the Plan.

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(ii) Cash-Only Awards. Awards that do not entitle the holder thereof to receive or purchase Shares shall not be counted against the aggregate number of Shares available for Awards under the Plan.

(iii) Substitute Awards Relating to Acquired Entities. Shares issued under Awards granted in substitution for awards previously granted by an entity that is acquired by or merged with the Company or an Affiliate shall not be counted against the aggregate number of Shares available for Awards under the Plan.

(c) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or other property) that thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or other property) subject to outstanding Awards, (iii) the purchase price or exercise price with respect to any Award and (iv) the limitations contained in Section 4(d) below; provided, however, that the number of Shares covered by any Award or to which such Award relates shall always be a whole number. Such adjustment shall be made by the Committee or the Board, whose determination in that respect shall be final, binding and conclusive.

(d) ~~Award Limitations Under the Plan.162(m) Individual Limitation for Awards Denominated in Shares. With respect to any Award denominated in Shares that is intended to qualify as performance-based compensation under Section 162(m), no Eligible Person may be granted any Award or Awards denominated in Shares, for more than 2,000,000 Shares (subject to adjustment as provided for in Section 4(c) of the Plan), in the aggregate in any calendar year.~~

~~(ii) 162(m) Individual Limitation for Performance Awards Denominated in Cash. With respect to any Award denominated in cash that is intended to qualify as performance-based compensation under Section 162(m), the maximum amount payable pursuant to all Awards denominated in cash to any Participant in the aggregate in any taxable year shall be $2,500,000 in value, whether payable in cash, Shares or other property. This limitation contained in this Section 4(d)(ii) does not apply to any Award or Awards subject to the limitation contained in Section 4(d)(i). The limitation contained in this Section 4(d)(ii) shall apply only with respect to any Award or Awards granted under this Plan, and limitations on awards granted under any other incentive plan maintained by the Company will be governed solely by the terms of such other plan.~~

~~(iii)~~(i) Limitation on Awards Granted to Non-Employee Directors. No Director who is not also an employee of the Company or an Affiliate may be granted

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any Award or Awards denominated in Shares that exceed in the aggregate $150,000 (such value computed as of the date of grant in accordance with applicable financial accounting rules) in any calendar year. The foregoing limit shall not apply to any Award made pursuant to any election by the Director to receive an Award in lieu of all or a portion of annual and committee retainers and annual meeting fees.

~~(iv)~~(ii) Limits with Respect to Certain Persons. The maximum number of Shares which may be issued to:

(A) any Consultant in any twelve (12) month period under this Plan may be no more than two percent (2%) of the outstanding Shares; and

(B) all Persons conducting Investor Relations Activities for the Company in any twelve (12) month period may be, in aggregate, no more than two percent (2%) of the outstanding Shares,

less the aggregate number of Shares reserved for issuance or issuable under any other share compensation arrangement of the Company; and

(C) Options granted to Consultants conducting Investor Relations Activities for the Company shall vest over a period of not less than twelve (12) months with no more than twenty-five percent (25%) of the Options vesting in any three (3) month period.

Notwithstanding any other provision of this Plan, without prior TSXV acceptance, the Company may not accelerate the vesting date of an Option granted to Consultants conducting Investor Relations Activities for the Company.

Section 5. Eligibility

Any Eligible Person shall be eligible to be designated as a Participant. In determining which Eligible Persons shall receive an Award and the terms of any Award, the Committee may take into account the nature of the services rendered by the respective Eligible Persons, their present and potential contributions to the success of the Company or such other factors as the Committee, in its discretion, shall deem relevant. Notwithstanding the foregoing, an Incentive Stock Option may only be granted to full-time or part-time employees (which term as used herein includes, without limitation, officers and Directors who are also employees), and an Incentive Stock Option shall not be granted to an employee of an Affiliate unless such Affiliate is also a “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code or any successor provision.

Section 6. Awards

(a) Options The Committee is hereby authorized to grant Options to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

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(i) Exercise Price. The purchase price per Share purchasable under an Option shall be determined by the Committee and shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option; provided, however, that the Committee may designate a purchase price below Fair Market Value on the date of grant if the Option is granted in substitution for a stock option previously granted by an entity that is acquired by or merged with the Company or an Affiliate, so long as such designated purchase price does not contravene TSXV Exchange Policy 4.4, Section 3.6(a).

(ii) Option Term. The term of each Option shall be fixed by the Committee at the date of grant, but shall not be longer than five (5) years from the date of grant. Notwithstanding any other provision of the Plan, if the date that any vested Option ceases to be exercisable (the “Expiry Date”) falls on, or within nine (9) Business Days immediately following, a date upon which such Participant is prohibited from exercising such Option due to a black- out period or other trading restriction imposed by the Company, then the Expiry Date of such Option shall be automatically extended to the tenth (10th) Business Day following the date the relevant black-out period or other trading restriction imposed by the Corporation is lifted, terminated or removed.

(iii) Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, provided that the exercise price of each Share purchased under an Option shall be paid in full in cash or by bank draft or certified cheque at the time of such exercise, and upon receipt of payment in full, the number of Shares in respect of which the Option is exercised shall be duly issued as fully paid and non-assessable. Notwithstanding the foregoing, the Committee may not accept a promissory note as consideration.

(iv) Termination or Cessation of Employment. Except as otherwise determined by the Committee:

(A) if a Participant who is a non-executive director of the Company ceases to be an Eligible Person as a result of his or her retirement from the Board, each unvested Option held by such Participant shall automatically vest on the date of his or her retirement from the Board, and thereafter each vested Option held by such Participant will cease to be exercisable on the earlier of the original expiry date of the Option and 90 days after the date of his or her retirement from the Board.

(B) if a Participant dies, the legal representative of the Participant may exercise the Participant’s vested Options for a period until the earlier of the original expiry date of the Award and 90 days after the date of the Participant’s death, but only to the extent the Options were by

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their terms exercisable on the date of death. For greater certainty, all unvested Options held by a Participant who dies shall terminate and become void on the date of death of such Participant.

(C) if a Participant ceases to be an Eligible Person for any reason whatsoever other than in (a) to (b) above, each vested Option held by the Participant will cease to be exercisable on the earlier of the original expiry date of the Option and six (6) months after the termination date; provided that all unvested Options held by such Participant shall automatically terminate and become void on the termination date of such Participant. Without limitation, and for greater certainty only, this provision will apply regardless of whether the Participant received compensation in respect of dismissal or was entitled to a period of notice of termination which would otherwise have permitted a greater portion of the Award to vest with the Participant.

(v) Dividend Equivalent Rights. Options may not contain features providing for dividend equivalent rights other than equitable adjustments as provided in Section 4(c).

~~(v)~~(vi) Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, the following additional provisions shall apply to the grant of Options which are intended to qualify as Incentive Stock Options:

(A) The Committee will not grant Incentive Stock Options in which the aggregate Fair Market Value (determined as of the time the Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under this Plan and all other plans of the Company and its Affiliates) shall exceed $100,000.

(B) All Incentive Stock Options must be granted within ten years from the earlier of the date on which this Plan was adopted by the Board or the date this Plan was approved by the shareholders of the Company.

(C) The purchase price per Share for an Incentive Stock Option shall be not less than 100% of the Fair Market Value of a Share on the date of grant of the Incentive Stock Option; provided, however, that, in the case of the grant of an Incentive Stock Option to a Participant who, at the time such Option is granted, owns (within the meaning of Section 422 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its Affiliates, the purchase price per Share purchasable under an Incentive Stock Option shall be not less than 110% of the Fair Market Value of a Share on the date of grant of the Incentive Stock Option.

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(D) Any Incentive Stock Option authorized under the Plan shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain all provisions required in order to qualify the Option as an Incentive Stock Option.

(b) Stock Appreciation RightsThe Committee is hereby authorized to grant Stock Appreciation Rights to Eligible Persons subject to the terms of the Plan and any applicable Award Agreement. A Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive upon exercise thereof the excess of (i) the Fair Market Value of one Share on the date of exercise (or, if the Committee shall so determine, at any time during a specified period before or after the date of exercise) over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, which price shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right; provided, however, that the Committee may designate a grant price below Fair Market Value on the date of grant if the Stock Appreciation Right is granted in substitution for a stock appreciation right previously granted by an entity that is acquired by or merged with the Company or an Affiliate. Subject to the terms of the Plan and any applicable Award Agreement, the grant price, term, methods of exercise, dates of exercise, methods of settlement and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee (except that the term and exercise provisions of each Stock Appreciation Right shall be subject to the limitations in Sections 6(a)(ii) and (iv) above applicable to Options). However, Stock Appreciation Rights may not contain features providing for dividend equivalent rights other than equitable adjustments as provided in Section 4(c). The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

(c) Restricted Stock and Restricted Stock Units.The Committee is hereby authorized to grant an Award of Restricted Stock Units (including Performance Awards) to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i) Restrictions. ~~Shares of~~ Restricted Stock and Stock Units shall be subject to such restrictions as the Committee may impose ~~(including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property with respect thereto),~~, which restrictions may lapse separately or in combination at such time or times, in such ~~instalments~~installments or otherwise as the Committee may deem appropriate. For purposes of clarity and without limiting the Committee’s general authority under Section 3(a), vesting of such Awards may, at the Committee’s discretion, be conditioned upon the Participant’s completion of a specified period of service with the Company or an Affiliate, or upon the achievement of one or more performance goals established by the Committee, or upon any combination of service-based and performance-based conditions. Notwithstanding the foregoing, rights to dividend or equivalent payments shall be subject to the limitations described below. Restricted Stock Units may be settled upon vesting or on a deferred basis, in each case in accordance with rules and procedures established by the Committee and specified in an Award Agreement.

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(ii) Issuance and Delivery of Shares. Any Restricted Stock granted under the Plan shall be issued at the time such Awards are granted and may be evidenced in such manner as the Committee may deem appropriate, including book~~-~~ entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company or held in nominee name by the stock transfer agent or brokerage service selected by the Company to provide such services for the Plan. ~~Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the restrictions applicable to such Restricted Stock.~~ Shares representing Restricted Stock that are no longer subject to restrictions shall be delivered (including by updating the book~~-~~ entry registration) to the Participant promptly after the applicable restrictions lapse or are waived. In the case of Restricted Stock Units, no Shares shall be issued at the time such Awards are granted. Upon the lapse or waiver of all restrictions and the restricted period relating to Restricted Stock Units evidencing the right to receive Shares, such Shares (or a cash payment equal to the Fair Market Value of the Shares) shall be issued and delivered to the holder of the Restricted Stock Units.

(i) Forfeiture. provided, however, that the Committee may waive in whole ~~or in part any or all remaining restrictions with respect to Shares of Restricted Stock.~~

(d) ~~Performance AwardsThe Committee is hereby authorized to grant to Eligible Persons Performance Awards that are intended to be “qualified performance-based compensation” within the meaning of Section 162(m). A Performance Award granted under the Plan (i) may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock), other securities, other Awards or other property and (ii) shall confer on the holder thereof the right to receive payments, in whole or in part, upon the achievement of one or more objective Performance Goals during such performance periods as the Committee shall establish. Subject to the terms of the Plan, the Performance Goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, the amount of any payment or transfer to be made pursuant to any Performance Award and any other terms and conditions of any Performance Award shall be determined by the Committee. Performance Awards shall be conditioned solely on the achievement of one or more objective Performance Goals established by the Committee within the time prescribed by Section 162(m), and shall otherwise comply with the requirements of Section 162(m), as described below.~~

(i) ~~Timing of Designations; Duration of Performance Periods. For each Performance Award, the Committee shall, not later than 90 days after the beginning of each performance period, (i) designate all Participants for such performance period and (ii) establish the objective performance factors for each Participant for that performance period on the basis of one or more of the Performance Goals, the outcome of which is substantially uncertain at the time the Committee actually establishes the Performance Goal. The Committee shall have sole discretion to determine the applicable performance period, provided that in the case of a performance period less than 12 months, in no event shall a performance goal be considered to be pre-established if it is established after 25 percent of the performance period (as scheduled in good faith at the time the Performance Goal is established) has elapsed.~~

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~~(ii) Certification. Following the close of each performance period and prior to payment of any amount to a Participant with respect to a Performance Award, the Committee shall certify in writing as to the attainment of all factors (including the performance factors for a Participant) upon which any payments to a Participant for that performance period are to be based.~~

~~(iii) Payment of Performance Awards. Certified Awards shall be paid no later than two and one-half months following the conclusion of the applicable performance period; provided, however, that the Committee may establish procedures that allow for the payment of Awards on a deferred basis, subject to the requirements of Section 409A. The Committee may, in its discretion, reduce the amount of a payout achieved and otherwise to be paid in connection with a Performance Award, but may not exercise discretion to increase such amount.~~

(e) ~~Dividend EquivalentsThe Committee is hereby authorized to grant Dividend Equivalents to Eligible Persons under which the Participant shall be entitled to receive payments (in cash, Shares, other securities, other Awards or other property as determined in the discretion of the Committee) equivalent to the amount of cash dividends paid by the Company to holders of Shares with respect to a number of Shares determined by the Committee. Subject to the terms of the Plan and any applicable Award Agreement, such Dividend Equivalents may have such terms and conditions as the Committee shall determine. Notwithstanding the foregoing, the Committee may not grant Dividend Equivalents to Eligible Persons in connection with grants of Options or Stock Appreciation Rights to such Eligible Persons.~~

(iii) Dividend Equivalent Rights. The Committee is hereby authorized to grant Awards that accrue dividend equivalent rights to the amount of cash dividends paid by the Company to holders of Shares with respect to Restricted Stock or Shares underlying the Restricted Stock Units. Such rights may be accrued in cash or converted into rights to additional Shares, subject to such conditions as the Committee may provide. However, dividend equivalent amounts with respect to any Restricted Stock and Shares underlying any Restricted Stock Unit may be accrued but not paid to a Participant until all conditions or restrictions relating to such Shares have been satisfied, waived or lapsed.

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~~(f)~~(d) General.

(i) Consideration for Awards. Awards may be granted for no cash consideration or for any cash or other consideration as may be determined by the Committee or required by applicable law. Unless an Award Agreement expressly states otherwise, all dollar values awarded and purchase consideration shall be in U.S. currency.

(ii) Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(iii) Forms of Payment under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine (including, without limitation, cash, Shares, other securities (but excluding promissory notes), other Awards or other property or any combination thereof), and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents with respect to installment or deferred payments.

(iv) Limits on Transfer of Awards. Awards shall not be transferable or assignable by the Participant otherwise than by will or the laws of descent and distribution, and shall be exercisable during the lifetime of a Participant only by the Participant and after death only by the Participant’s legal representative.

(v) Black-out Period. Notwithstanding any other provision of this Plan, if the date that any vested Award ceases to be exercisable falls on, or within nine

(9) Business Days immediately following, a date upon which such Participant is prohibited from exercising such Award due to a black-out period or other trading restriction imposed by the Company, then the expiry date of such Award (except for Incentive Stock Options or Awards granted to Participants who are subject to the Income Tax Act (Canada) with respect to the Award) shall be automatically extended to the tenth (10th) Business Day following the date the relevant black-out period or other trading restriction imposed by the Corporation is lifted, terminated or removed.

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(vi) Restrictions; Securities Exchange Listing. All Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such restrictions as the Committee may deem advisable under the Plan, applicable federal or state securities laws and regulatory requirements, and the Committee may cause appropriate entries to be made with respect to, or legends to be placed on the certificates for, such Shares or other securities to reflect such restrictions. The Company shall not be required to deliver any Shares or other securities covered by an Award unless and until the requirements of any federal, provincial or state securities or other laws, rules or regulations (including the rules of any securities exchange) as may be determined by the Company to be applicable are satisfied.

(vii) Public Offering. In the event that the Company files a registration statement under the Securities Act~~, or qualifies Stock pursuant to Regulation A,~~ with respect to an underwritten public offering of any Stock (a “Public Offering”), each Eligible Person or holder or beneficiary thereof shall be prohibited from effecting any public sale or distribution of any Shares(other than as part of such underwritten public offering), including, but not limited to, pursuant to Rule 144 or Rule 144A under the Securities Act, during the “lock-up” period established by the Committee, which lock-up period shall be no shorter than that required by the underwriters of such public offering. If requested by the underwriters managing any Public Offering, each Eligible Person shall execute a separate agreement to the foregoing effect. Without limiting the foregoing clause (a), if (1) during the last 17 days of the “lock up” period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the “lock up” period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the “lock up” period, the restrictions imposed by this paragraph shall continue to apply until no earlier than the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event (or no earlier than the 16th day, if the Company does not issue the earnings release).

(viii) Section 409A Provisions. Notwithstanding anything in the Plan or any Award Agreement to the contrary, to the extent that any amount or benefit that constitutes “deferred compensation” to a Participant under Section 409A and applicable guidance thereunder is otherwise payable or distributable to a Participant under the Plan or any Award Agreement solely by reason of the occurrence of a change in control or due to the Participant’s disability or “separation from service” (as such term is defined under Section 409A), such amount or benefit will not be payable or distributable to the Participant by reason of such circumstance unless the Committee determines in good faith that (i) the circumstances giving rise to such change in control event, disability or separation from service meet the definition of a change in control event, disability, or separation from service, as the case may be, in Section 409A(a)(2)(A) of the Code and applicable proposed or final regulations, or (ii) the payment or distribution of such amount or benefit would be exempt from the application of Section 409A by reason of the short-term deferral exemption or otherwise. Any payment or distribution that otherwise would be made to a Participant who is a Specified Employee (as determined by the Committee in good faith) on account of separation from service may not be made before the date which is six months after the date of the Specified Employee’s separation from service (or if earlier, upon the Specified Employee’s death) unless the payment or distribution is exempt from the application of Section 409A by reason of the short-term deferral exemption or otherwise.

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(ix) Bona Fide Employees. For Awards granted to employees of the Company, Consultants or individuals employed by a company or individual providing management services to the Company, the Company and the Participant are responsible for ensuring and confirming that the Participant is a bona fide employee of the Company, Consultant or individual employed by a company or individual providing management services to the Company, as the case may be.

(x) Rule 144 Securities Act Restrictions. Unless the Awards and any securities issued under the Awards have been registered under the Securities Act and applicable state securities laws, any Awards will be issued pursuant to exemptions from such registration requirements. Any unregistered Awards and any securities issued under the Awards will be deemed “restricted securities” as defined in Rule 144 of the Securities Act and may be resold only in compliance with the exemption from the registration requirements under the Securities Act provided by Rule 144 thereunder, if available, and in accordance with applicable state securities laws, and prior to such sale the Participant shall provide the Company an opinion of counsel or other evidence of exemption, reasonably satisfactory to the Company.

Section 7. Amendment and Termination; Corrections

(a) Amendments to the Plan and Awards.The Board may from time to time amend, suspend or terminate this Plan, and the Committee may amend the terms of any previously granted Award, provided that no amendment to the terms of any previously granted Award may, except as expressly provided in the Plan, or with the written consent of the Participant or holder thereof, adversely alter or impair the terms or conditions of the Award previously granted to a Participant under this Plan. Any amendment to this Plan, or to the terms of any Award previously granted, is subject to compliance with all applicable laws, rules, regulations and policies of any applicable governmental entity or securities exchange, including receipt of any required approval from the governmental entity or stock exchange. For greater certainty and without limiting the foregoing, prior approval of the shareholders of the Company shall only be required for any amendment to the Plan or an Award that would:

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(i) increase the maximum number of Shares that may be issuable from treasury pursuant to Awards granted under the Plan (as set out in Section 4(a)), other than an adjustment pursuant to Section 4(c);

(ii) require shareholder approval under applicable law or the rules or regulations of any securities exchange that is applicable to the Company; or

~~(iii) cause the Section 162(m) exemption for qualified performance-based compensation to become unavailable with respect to the Plan (if the Company is subject to the deduction limitation under Section 162(m)).~~

Disinterested Shareholder Approval is required for the following:

~~(iv)~~(iii)  any individual Award grant that would result in the grant to Insiders (as a group), within a twelve (12) month period, of an aggregate number of Awards exceeding 10% of the issued and outstanding Shares, calculated on the date an Award is granted to any Insider;

~~(v)~~(iv)   any individual Award grant that would result in the number of Shares issued to any individual in any twelve (12) month period under this Plan exceeding five percent (5%) of the issued Shares, less the aggregate number of Shares reserved for issuance or issuable under any other share compensation arrangement of the Company; and

~~(vi)~~(v)   any amendment to Awards held by Insiders that would have the effect of decreasing the exercise price of the Award.

(b) Corporate Transactions In the event of any reorganization, merger, consolidation, split-up, spin-off, combination, plan of arrangement, take-over bid or tender offer, repurchase or exchange of Shares or other securities of the Company or any other similar corporate transaction or event involving the Company (or the Company shall enter into a written agreement to undergo such a transaction or event), the Committee or the Board may, in its sole discretion, provide for any of the following to be effective upon the consummation of the event (or effective immediately prior to the consummation of the event, provided that the consummation of the event subsequently occurs), and no action taken under this Section 7(b) shall be deemed to impair or otherwise adversely alter or impair the rights of any holder of an Award or beneficiary thereof:

(i) either (A) termination of any such Award, whether or not vested, in exchange for an amount of cash and/or other property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s vested rights (and, for the avoidance of doubt, if, as of the date of the occurrence of the transaction or event described in this Section 7(b)(i)(A), the Committee or the Board determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s vested rights, then such Award may be terminated by the Company without any payment) or (B) the replacement of such Award with other rights or property selected by the Committee or the Board, in its sole discretion;

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(ii) that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; or

(iii) that such Award shall be exercisable or payable or fully vested with respect to all Shares covered thereby, notwithstanding anything to the contrary in the applicable Award Agreement.

(c) Correction of Defects, Omissions and Inconsistencies. The Committee may, without prior approval of the shareholders of the Company, correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award or Award Agreement in the manner and to the extent it shall deem desirable to implement or maintain the effectiveness of the Plan.

Section 8. Income Tax Withholding

In order to comply with all applicable federal, state, local or foreign income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal, state, local or foreign payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant, are withheld or collected from such Participant. In order to assist a Participant in paying all or a portion of the applicable taxes to be withheld or collected upon exercise or receipt of (or the lapse of restrictions relating to) an Award, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by (a) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes (subject to the requirements of ASC Topic 718 to avoid adverse accounting treatment) or (b) delivering to the Company Shares other than Shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes. The election, if any, must be made on or before the date that the amount of tax to be withheld is determined.

Section 9. General Provisions

(a) No Rights to AwardsNo Eligible Person, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons, Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.

(b) Award AgreementsNo Participant shall have rights under an Award granted to such Participant unless and until an Award Agreement shall have been signed by the Participant (if requested by the Company), or until such Award Agreement is delivered and accepted through an electronic medium in accordance with procedures established by the Company. An Award Agreement need not be signed by a representative of the Company unless required by the Committee. Each Award Agreement shall be subject to the applicable terms and conditions of the Plan and any other terms and conditions (not inconsistent with the Plan) determined by the Committee.

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(c) Plan Provisions ControlIn the event that any provision of an Award Agreement conflicts with or is inconsistent in any respect with the terms of the Plan as set forth herein or subsequently amended, the terms of the Plan shall control.

(d) No Rights of ShareholdersExcept with respect to Restricted Stock Awards (and subject to such conditions as the Committee may impose on such Awards pursuant to Section 6(c) or Section 6(f)), neither a Participant nor the Participant’s legal representative shall be, or have any of the rights and privileges of, a shareholder of the Company with respect to any Shares issuable upon the exercise or payment of any Award, in whole or in part, unless and until such Shares have been issued.

(e) No Limit on Other Compensation ArrangementsNothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation plans or arrangements, and such plans or arrangements may be either generally applicable or applicable only in specific cases.

(f) No Right to EmploymentThe grant of an Award shall not be construed as giving a Participant the right to be retained as an employee of the Company or any Affiliate, nor will it affect in any way the right of the Company or an Affiliate to terminate a Participant’s employment at any time, with or without cause, in accordance with applicable law. In addition, the Company or an Affiliate may at any time dismiss a Participant from employment free from any liability or any claim under the Plan or any Award, unless otherwise expressly provided in the Plan or in any Award Agreement. Nothing in this Plan shall confer on any person any legal or equitable right against the Company or any Affiliate, directly or indirectly, or give rise to any cause of action at law or in equity against the Company or an Affiliate. Under no circumstances shall any person ceasing to be an employee of the Company or any Affiliate be entitled to any compensation for any loss of any right or benefit under the Plan which such employee might otherwise have enjoyed but for termination of employment, whether such compensation is claimed by way of damages for wrongful or unfair dismissal, breach of contract or otherwise. By participating in the Plan, each Participant shall be deemed to have accepted all the conditions of the Plan and the terms and conditions of any rules and regulations adopted by the Committee and shall be fully bound thereby.

(g) Governing Law The internal law, and not the law of conflicts, of the State of Nevada shall govern all questions concerning the validity, construction and effect of the Plan or any Award, and any rules and regulations relating to the Plan or any Award.

(h) Severability If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.

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(i) No Trust or Fund Created Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

(j) Other Benefits No compensation or benefit awarded to or realized by any Participant under the Plan shall be included for the purpose of computing such Participant’s compensation or benefits under any pension, retirement, savings, profit sharing, group insurance, disability, severance, termination pay, welfare or other benefit plan of the Company, unless required by law or otherwise provided by such other plan.

(k) No Fractional Shares No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Share or whether such fractional Share or any rights thereto shall be canceled, terminated or otherwise eliminated.

(l) Headings Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

Section 10. Clawback or Recoupment

All Awards under this Plan shall be subject to forfeiture or other penalties pursuant to any Company clawback policy, as amended from time to time, and such forfeiture and/or penalty conditions or provisions as determined by the Committee and set forth in the applicable Award Agreement.

Section 11. Effective Date of the Plan

The Plan was adopted by the Board on and effective ~~June 7, 2017~~May 28, 2020.

Section 12. Term of the Plan

No Award shall be granted under the Plan, and the Plan shall terminate, on ~~June 7, 2027~~May 28, 2030 or any earlier date of discontinuation or termination established pursuant to Section 7(a) of the Plan. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such dates, and the authority of the Committee provided for hereunder with respect to the Plan and any Awards, and the authority of the Board to amend the Plan, shall extend beyond the termination of the Plan.

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APPENDIX "B"

Restricted Share Unit Plan

[attached]

CONTACT GOLD CORP.

RESTRICTED SHARE UNIT PLAN

PART 1

GENERAL PROVISIONS

Establishment and Purpose

1.1 The Company hereby establishes a Restricted share unit plan known as the “Contact Gold Restricted Share Unit Plan.”

1.2 The purpose of this Plan is to allow for certain discretionary bonuses and similar awards as an incentive and reward for selected Eligible Persons related to the achievement of long- term financial and strategic objectives of the Company and the resulting increases in shareholder value. This Plan is intended to promote a greater alignment of interests between the shareholders of the Company and the selected Eligible Persons by providing an opportunity to participate in increases in the value of the Company. The Plan is designed to comply with both United States federal and Canadian tax laws.

Definitions

1.3 In this Plan:

(a) Affiliate means any corporation which is an affiliate, as such term is used in the Canada Business Corporations Act, of the Company;

(b) Associates has the meaning ascribed thereto in the Securities Act (Ontario);

(c) Applicable Withholding Tax has the meaning set forth in §3.9;

(d) Award Agreement means a written agreement evidencing the grant of a Restricted Share Unit;

(e) Award Payout means the applicable Share issuance in respect of a vested Restricted Share Unit pursuant and subject to the terms and conditions of this Plan and the applicable Award Agreement;

(f) Board means the Board of Directors of the Company;

(g) Change of Control in respect of any Recipient has the meaning ascribed to such term (in a relevant context) in either i) the Recipient’s then existing employment agreement with the Company, ii) the Recipient’s then existing Change of Control letter agreement with the Company or, if no meaning is so ascribed, means the acquisition by any person or by any person and its joint actors (as such term is defined in the Securities Act), whether directly or indirectly, of voting securities (as such term is defined in Securities Act) of the Company which, when added to all of the voting securities of the Company at the time held by such person and its joint actors, totals for the first time not less than 50% of the outstanding voting securities of the Company;

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(h) Code means the United States Internal Revenue Code of 1986, as amended.

(i) Committee means the Compensation Committee of the Board or other committee of the Board, consisting of not less than three directors, to whom the authority of the Board is delegated in accordance with §1.5;

(j) Company means Contact Gold Corp., and includes any successor company thereto;

(k) DSU Plan means the ~~deferred share unit plan~~Deferred Share Unit Plan of the Company;

(l) Eligible Person means any person who is an Employee or Officer;

(m) Employee means an employee of the Company or of a Related Entity;

(n) Expiry Date means December 31 of the third calendar year after the Grant Date, or such earlier date as may be established by the Board and set forth in an applicable Award Agreement;

(o) Fair Market Value means, as at a particular date, for the purpose of calculating the applicable Vesting Date Value and Award Payout,

(i) if the Shares are listed on the TSXV, the volume weighted average price per Share traded on the TSXV over the last five trading days preceding that date,

(ii) if the Shares are not listed on the TSXV, the value established by the Board based on the volume weighted average price per Share traded on any other public exchange on which the Shares are listed over the same period, or

(iii) if the Shares are not listed on any public exchange, the value per Share established by the Board based on its determination of the fair value of a Share;

(p) Grant Date means the date of grant of any Restricted Share Unit;

(q) IFRS means the International Financial Reporting Standards as adopted by the Accounting Standards Board of Canada;

(r) Insider means any insider, as such term is defined in Subsection 1(1) of the Securities Act (Ontario), of the Company, other than a person who falls within that definition solely by virtue of being a director or senior officer of an Affiliate, and includes any Associate of any such insider;

(s) Just Cause means termination of Recipient’s employment without notice or pay in lieu of notice for reasons including (but not limited to):

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(i) the Recipient’s wilful failure to follow the Company’s instructions or to perform the reasonable duties assigned to the Recipient by the Company;

(ii) the Recipient’s wilful misconduct or fundamental breach of any of the provisions of any employment agreement;

(iii) any conduct by the Recipient that brings the Recipient or the Company into disrepute; and

(iv) any other matter constituting just cause at common law.

(t) Officer means an individual who is an officer of the Company or of a Related Entity as an appointee of the Board or the board of directors of the Related Entity, as the case may be;

(u) Restricted Share Unit means a right granted under this Plan to receive the Award Payout on the terms contained in this Plan;

(v) Plan means this Contact Gold Restricted Share Unit Plan, as amended from time to time;

(w) Recipient means an Eligible Person who may be granted Restricted Share Units from time to time under this Plan;

(x) Related Entity means a person that is controlled by the Company. For the purposes of this Plan, a person (first person) is considered to control another person (second person) if the first person, directly or indirectly, has the power to direct the management and policies of the second person by virtue of

(i) ownership of or direction over voting securities in the second person,

(ii) a written agreement or indenture,

(iii) being the general partner or controlling the general partner of the second person, or

(iv) being a trustee of the second person;

(y) Required Approvals has the meaning contained in §1.7.

(z) Retirement means, with respect to a Recipient, the early or normal retirement of the Recipient within the meaning of the pension plan of the Company for salaried employees, whether or not such Recipient is a member of that pension plan, or, if the Company does not have such a plan, the date on which the Recipient reaches age 65;

(aa) Securities Act means the Securities Act, R.S.B.C. 1996, c. 418, as amended from time to time;

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(bb) Share means a Common share in the capital of the Company as from time to time constituted;

(cc) Termination means, with respect to a Recipient, that the Recipient has ceased to be an Eligible Person, other than as a result of Retirement, and has ceased to fulfil any other role as employee or officer of the Company or any Related Entity, including as a result of termination of employment, resignation from employment, removal as an officer, death or Total Disability;

(dd) Termination Date means the date of Termination of a Recipient and, in the case of a Recipient who is an Employee, where the employment is terminated by the Company or a Related Entity, as applicable, whether wrongful or for Just Cause or otherwise, such date shall be the date notice of Termination is provided;

(ee) Total Disability means, with respect to a Recipient, that, solely because of disease or injury, within the meaning of the long-term disability plan of the Company, the Recipient is deemed by a qualified physician selected by the Company to be unable to work at any occupation which the Recipient is reasonably qualified to perform;

(ff) Trigger Date means, with respect to a Restricted Share Unit, the date set by the Board in the applicable Award Agreement, and if no date is set by the Board, then December 1 of the third calendar year following the Grant Date of the Restricted Share Unit;

(gg) TSXV means The TSX Venture Exchange~~;~~

(hh) United States means the United States of America, its territories and possessions and any state of the United States;

(ii) “U.S. Securities Act” shall mean the Securities Act of 1933, as amended;

~~(ii)~~(jj) U.S. Taxpayer means any Recipient who is a citizen or resident of the United States (including its territories, possessions and all areas subject to the jurisdiction) or is otherwise subject to income taxation under the laws of the United States; and

~~(jj)~~(kk) Vesting Date Value means the notional value, as at a particular date, of the Fair Market Value of one Share.

Administration

1.4 The Board will, in its sole and absolute discretion, but taking into account relevant corporate, securities and tax laws,

(a) interpret and administer this Plan,

(b) establish, amend and rescind any rules and regulations relating to this Plan, and

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(c) make any other determinations that the Board deems necessary or appropriate for the administration of this Plan;

provided that nothing in this §1.4 shall permit the Board to amend this Plan to allow the grant of Restricted Share Units to non-employee directors without obtaining Shareholder approval of such amendment. The Board may correct any defect or any omission or reconcile any inconsistency in this Plan in the manner and to the extent the Board deems, in its sole and absolute discretion, necessary or appropriate. Any decision of the Board in the interpretation and administration of this Plan will be final, conclusive and binding on all parties concerned. All expenses of administration of this Plan will be borne by the Company.

Delegation to Committee

1.5 All of the powers exercisable hereunder by the Board may, to the extent permitted by law and as determined by a resolution of the Board, be delegated to a Committee including, without limiting the generality of the foregoing, those referred to under §1.4).

Incorporation of Terms of Plan

1.6 Subject to specific variations approved by the Board and set forth in an Award Agreement, all terms and conditions set out herein will be incorporated into and form part of each Restricted Share Unit granted under this Plan.

Effective Date

1.7 This Plan will be effective on ~~June 7, 2017.~~May 28, 2020. The Board may, in its discretion, at any time, and from time to time, issue Restricted Share Units to Eligible Persons as it determines appropriate under this Plan. However, any such issued Restricted Share Units may not be paid out in Shares in any event until receipt of the necessary approvals from disinterested shareholders of the Company, the TSXV, and any other regulatory bodies (the “Required Approvals~~”). This Plan shall also~~”) and the issuance would be ~~subject to Policy 4.4~~exempt from the registration requirements of the ~~TSXV, where~~U.S. Securities Act and applicable state securities laws.

Maximum Number of Shares and Maximum Award Value

1.8 The aggregate number of Shares available for issuance from treasury under this Plan and the DSU Plan, in the aggregate, is 5,013,449 Shares, subject to adjustment pursuant to §2.8, provided that the maximum number of Shares issuable pursuant to this Plan, or when combined with all of the Company’s other security-based compensation arrangements, shall not exceed ~~10~~16,500~~26~~,~~899~~ 000 Shares, subject to any adjustments; and

Any Shares subject to a Restricted Share Unit which has been granted under the Plan and which is settled, cancelled or terminated in accordance with the terms of the Plan shall again be available under the Plan.

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1.9 Notwithstanding anything in this Plan, the maximum number of Shares which may be issued to:

(a) any individual at the time of grant under this Plan may be no more than one percent (1%) of the outstanding Shares of the Company per individual at the time of the grant; and

(b) any individual in any twelve (12) month period may be, in aggregate, no more than two percent (2%) of the outstanding Shares of the Company,

less the aggregate number of shares reserved for issuance or issuable under any other share compensation arrangement of the Company.

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PART 2

AWARDS UNDER THIS PLAN

Recipients

2.1 Only Eligible Persons are eligible to participate in this Plan and receive one or more Restricted Share Units. Restricted Share Units that may be granted hereunder to a particular Eligible Person in a calendar year will (subject to any applicable terms and conditions) represent a right to a bonus or similar award to be received for services rendered by such Eligible Person to the Company or a Related Entity, as the case may be, in the Company’s or the Related Entity’s fiscal year ending in, or coincident with, such calendar year.

Grant

2.2 The Board may, in its discretion, at any time, and from time to time, grant Restricted Share Units to Eligible Persons as it determines is appropriate, subject to the limitations set out in this Plan. In making such grants the Board may, in its sole discretion but subject to §2.4, in addition to Performance Conditions set out below, impose such conditions on the vesting of the Restricted Share Units as it sees fit, including imposing a vesting period on grants of Restricted Share Units

Performance Conditions

2.3 At the time a grant of a Restricted Share Unit is made, the Board may, in its sole discretion, establish such performance conditions for the vesting of Restricted Share Units as may be specified by the Committee in the applicable Award Agreement (the “Performance Conditions”). The Board may use such business criteria and other measures of performance as it may deem appropriate in establishing any Performance Conditions, and may exercise its discretion to reduce the amounts payable under any Award Agreement subject to Performance Conditions. The Board may determine that a Restricted Share Unit shall vest in whole or in part upon achievement of any one performance condition or that two or more Performance Conditions must be achieved prior to the vesting of a Restricted Share Unit. Performance Conditions may differ for Restricted Share Units granted to any one Grantee or to different Grantees.

Vesting

2.4 Except as otherwise provided in §§ 3.5, 3.6 or 3.7 or elsewhere in this Plan, Restricted Share Units issued under this Plan will vest on the Trigger Date provided that any applicable Performance Conditions have been satisfied on or before the Trigger Date and provided further, that the Recipient has continued to be an Employee or Officer until the applicable Trigger Date. For the avoidance of doubt, the term “vest” or “vested” as pertaining to U.S. Taxpayers under this Plan shall mean that a Restricted Share Unit is no longer subject to a “substantial risk of forfeiture” as such term is defined in Section 409A(d)(4) of the Code and Section 1.409A- 1(d)(1) of the Treasury Regulations promulgated by the United States Treasury Department.

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No Restricted Share Unit will remain outstanding for any period which exceeds the Expiry Date of such Restricted Share Unit.

Forfeiture and Cancellation Upon Expiry Date

2.5 Restricted Share Units which do not vest on or before the Expiry Date of such Restricted Share Unit will be automatically cancelled, without further act or formality and without compensation. Any Restricted Share Units granted to a U.S. Taxpayer which do not vest either as a result of termination of employment or services prior to the Trigger Date or as a result of a failure to satisfy any applicable Performance Conditions as of the applicable time will be automatically cancelled, without further act or formality and without compensation, as of the earlier of the termination of employment or services or the Trigger Date.

Account

2.6 Restricted Share Units issued pursuant to this Plan (including fractional Restricted Share Units, computed to three digits) will be credited to a notional account maintained for each Recipient by the Company for the purposes of facilitating the determination of amounts that may become payable hereunder. A written confirmation of the number of Restricted Share Units in each Recipient’s account will be sent by the Company to the Recipient upon request of the Recipient.

Dividend Equivalents

2.7 On any date on which a cash dividend is paid on Shares, a Recipient’s account will be credited with the number and type of Restricted Share Units (including fractional Restricted Share Units, computed to three digits) calculated by

(a) multiplying the amount of the dividend per Share by the aggregate number of Restricted Share Units that were credited to the Eligible Person’s notional account as of the record date for payment of the dividend, and

(b) dividing the amount obtained in §(a) by the Fair Market Value on the date on which the dividend is paid.

Any additional Restricted Share Units resulting from the application of this §2.7 shall become vested and payable at the same time that the Restricted Share Units under §2.7(a), to which such new Restricted Share Units are allocable, become vested and payable. The new Restricted Share Units shall be allocable pro-rata to the Restricted Share Units under §2.7(a).

Adjustments and Reorganizations

2.8 In the event of any dividend paid in shares, share subdivision, combination or exchange of shares, merger, consolidation, spin-off or other distribution of Company assets to shareholders, or any other change in the capital of the Company affecting Shares, the Board, in its sole and absolute discretion, will make, with respect to the number of Restricted Share Units

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outstanding under this Plan, any proportionate adjustments as it considers appropriate to reflect that change.

Notice and Acknowledgement

2.9 No certificates will be issued with respect to the Restricted Share Units issued under this Plan, unless and until Shares are actually issued upon settlement of the Restricted Share Unit. Each Eligible Person will, prior to being granted any Restricted Share Units, deliver to the Company a signed acknowledgement substantially in the form of Schedule “A” to this Plan.

PART 3

PAYMENTS UNDER THIS PLAN

Payment of Restricted Share Units

3.1 Subject to the terms of this Plan and, in particular, §3.9 of this Plan, the Company will pay out vested Restricted Share Units issued under this Plan by paying or issuing (net of any Applicable Withholding Tax) to such Recipient, on or subsequent to the Trigger Date but no later than the Expiry Date of such Vested Restricted Share Unit, or, with respect to Restricted Share Units held by a U.S. Taxpayer, no later than thirty (30) days after the Trigger Date (or any earlier date upon which the Restricted Share Unit is no longer subject to a substantial risk of forfeiture under Section 409A of the Code), an Award Payout of either:

(a) subject to receipt of the Required Approvals, one Share for such whole vested Restricted Share Unit. Fractional Shares shall not be issued and where a Recipient would be entitled to receive a fractional Share in respect of any fractional vested Restricted Share Unit, the Company shall pay to such Recipient, in lieu of such factional Share, cash equal to the Vesting Date Value as at the Trigger Date of such fractional Share. Each Share issued by the Company pursuant to this Plan shall be issued as fully paid and non- assessable, or

(b) if the Company has not received the Required Approvals or is prohibited from issuing Shares pursuant to §3.2, a cash amount equal to the Vesting Date Value as at the Trigger Date of such vested Restricted Share Unit.

Limitation on Issuance of Shares to Insiders

3.2 Notwithstanding anything in this Plan, the Company shall not issue Shares under this Plan to any Eligible Person who is an Insider of the Company where such issuance would result in:

(a) the total number of Shares issuable at any time under this Plan to Insiders, or when combined with all other Shares issuable to Insiders under any other equity compensation arrangements then in place, exceeding 10% of the total number of issued and outstanding equity securities of the Company on a non-diluted basis; and

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(b) the total number of Shares that may be issued to Insiders during any one year period under this Plan, or when combined with all other Shares issued to Insiders under any other equity compensation arrangements then in place, exceeding 10% of the total number of issued and outstanding equity securities of the Company on a non diluted basis.

Where the Company is precluded by this §3.2~~3.2~~ from issuing Shares to an Insider of the Company, the Company will pay to the relevant Insider a cash Award Payout in an amount equal to the Vesting Date Value as at the Trigger Date of the Restricted Share Unit.

Consultants and Advisors

3.3 The Board may engage such consultants and advisors as it considers appropriate, including compensation or human resources consultants or advisors, to provide advice and assistance in determining the amounts to be paid under this Plan and other amounts and values to be determined hereunder or in respect of this Plan including, without limitation, those related to a particular Fair Market Value.

Cancellation on Termination for Just Cause or Resignation

3.4 Subject to ~~§~~§§3.5~~, §3.6~~, 3.6 and §3.7 of this Plan, unless the Board at any time otherwise determines, all unvested Restricted Share Units held by any Recipient and all rights in respect thereof will be automatically cancelled, without further act or formality and without compensation, immediately in the event of a Termination arising from the termination of employment or removal from service by the Company or a Related Entity for Just Cause, or for the resignation of a Recipient.

Retirement, Total Disability, Death and Termination Without Cause

3.5 Except as provided in §3.6 with respect to a Recipient who is a U.S. Taxpayer, if any Recipient (other than a U.S. Taxpayer) ceases to be an Eligible Person for any of the following reasons, unvested Restricted Share Units will continue to remain outstanding and vest in accordance with the terms of this Plan for a period of sixty (60) days after the Termination Date as if such person was an Eligible Person:

(a) Retirement of the Recipient;

(b) death or Total Disability of a Recipient; and

(c) the Termination of employment or removal from service by the Company or a Related Entity without cause.

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Any Restricted Share Units granted to such Recipient which have not become vested Restricted Share Units on or before the date that is sixty (60) days from the Termination Date shall terminate and become null and void as of such date.

Total Disability and Death and Termination Without Cause for U.S. Taxpayers

3.6 Unless otherwise provided in an applicable Award Agreement, if a Recipient who is a U.S. Taxpayer ceases to be an Eligible Person as a result of the following events:

(a) death or Total Disability;

(b) the Termination of employment or removal from service by the Company or a Related Entity without cause,

then, any Restricted Share Units granted to such Recipient that are then outstanding but unvested shall become fully vested as of the occurrence of such event. The Award Payout for all Restricted Share Units that become vested under this §3.6 shall be made within thirty (30) days after such Restricted Share Units first became vested.

Termination on Change of Control

3.7 Notwithstanding anything else in this Plan, all unvested Restricted Share Units held by any Recipient will automatically vest, without further act or formality, immediately in the event of a Termination arising from the resignation or cessation of employment or service by the Recipient based on a material reduction or change in position, duties or remuneration of the Recipient at any time within 12 months after the occurrence of a Change of Control (the “Early Trigger Date”). Notwithstanding the foregoing, with respect to Restricted Share Units granted to a U.S. Taxpayer, such an Early Trigger Date will occur only if the resignation or cessation of employment or service by the Recipient within 12 months after the occurrence of a Change of Control is based on a material reduction in base compensation or material adverse change in the Recipient’s authority, duties or responsibilities during such period, without the Recipient’s consent, provided that the Recipient notifies the Company in writing of the existence of such circumstance within sixty (60) days of the initial existence of such circumstance and the Company does not remedy such circumstance within thirty (30) days of the Recipient’s notice.

3.8 Upon the occurrence of an Early Trigger Date of this Plan, the Company will pay out on such vested Restricted Share Units issued under this Plan and by paying (net of any Applicable Withholding Tax) to such Recipient on or subsequent to the Early Trigger Date, but no later than 10 days after the Early Trigger Date, an Award Payout in an amount equal to the Vesting Date Value as at the Early Trigger Date of such Restricted Share Units. Payments in respect of Restricted Share Units credited to the accounts of persons who are deceased will be made to or for the benefit of the legal representative of such person in accordance with §3.1.

Tax Matters and Applicable Withholding Tax

3.9 The Company does not assume any responsibility for or in respect of the tax consequences of the receipt by Recipients of Restricted Share Units, or payments received by

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Recipients pursuant to this Plan. The Company or relevant Related Entity, as applicable, is authorized to deduct such taxes and other amounts as it may be required or permitted by law to withhold (“Applicable Withholding Tax”), in such manner (including, without limitation, by withholding or selling Shares otherwise issuable to Recipients, on such terms as the Company determines) as it determines so as to ensure that it will be able to comply with the applicable provisions of any federal, provincial, state or local law relating to the withholding of tax or other required deductions, or the remittance of tax or other obligations. The Company or relevant Related Entity, as applicable, may require Recipients, as a condition of receiving amounts to be paid to them under this Plan, to deliver undertakings to, or indemnities in favour of, the Company or Related Entity, as applicable, respecting the payment by such Recipients of applicable income or other taxes.

PART 4

MISCELLANEOUS

Compliance with Applicable Laws

4.1 The issuance by the Company of any Restricted Share Units and its obligation to make any payments hereunder is subject to compliance with all applicable laws. As a condition of participating in this Plan, each Recipient agrees to comply with all such applicable laws and agrees to furnish to the Company all information and undertakings as may be required to permit compliance with such applicable laws. The Company will have no obligation under this Plan, or otherwise, to grant any Restricted Share Unit or make any payment under this Plan in violation of any applicable laws. In addition, ~~any~~neither the representing Restricted Share Units nor any Shares have been registered under the Securities Act and such securities will be deemed “restricted securities” as defined in Rule 144 of the Securities Act. Any certificates representing Restricted Share Units or Shares ~~issued in the United States~~ shall bear a legend restricting transfer under United States federal and applicable state securities laws.

Non-Transferability

4.2 Restricted Share Units and all other rights, benefits or interests in this Plan are non-transferable and may not be pledged or assigned or encumbered in any way and are not subject to attachment or garnishment, except that if a Recipient dies the legal representatives of the Recipient will be entitled to receive the amount of any payment otherwise payable to the Recipient hereunder in accordance with the provisions hereof.

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No Right to Service

4.3 Neither participation in this Plan nor any action under this Plan will be construed to give any Eligible Person or Recipient a right to be retained in the service or to continue in the employment of the Company or any Related Entity, or affect in any way the right of the Company or any Related Entity to terminate his or her employment at any time.

Successors and Assigns

4.4 This Plan will enure to the benefit of and be binding upon the respective legal representatives of the Eligible Person.

Plan Amendment

4.5 The Board may amend this Plan as it deems necessary or appropriate, subject to the requirements of applicable laws, but no amendment will, without the consent of the Recipient or unless required by law, adversely affect the rights of a Recipient with respect to Restricted Share Units to which the Recipient is then entitled under this Plan. For greater certainty and without limiting the foregoing, prior approval of the disinterested shareholders of the Company and the TSXV shall be required for any amendment to the Plan that would increase the maximum number of Shares that may be issuable from treasury pursuant to Restricted Share Units granted under this Plan (as set out in §1.8), other than an adjustment pursuant to §2.8.

4.6 The Board may, without notice, at any time and from time to time, and without shareholder approval, amend the Plan or any provisions thereof in such manner as the Board, in its sole discretion, determines appropriate, including, without limitation:

~~(a)~~ for the purposes of making formal minor or technical modifications to any of the provisions of the Plan;

(a)

(b) ~~(b)~~ to correct any ambiguity, defective provision, error or omission in the provisions of the Plan;

(c) to change the vesting provisions of Restricted Share Units;

(d) to change the termination provisions of Restricted Share Units or the Plan which does not entail an extension beyond the original Expiry Date of the Restricted Share Units; or

(e) to make any amendments necessary or advisable because of any change in Applicable Law;

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provided, however, that no such amendment of the Plan may be made without the consent of each affected Recipient in the Plan if such amendment would adversely affect the rights of such affected Recipient(s) under the Plan.

Plan Termination

4.7 The Board may terminate this Plan at any time, but no termination will, without the consent of the Recipient or unless required by law, adversely affect the rights of a Recipient with respect to Restricted Share Units to which the Recipient is then entitled under this Plan. In no event will a termination of this Plan accelerate the vesting of Restricted Share Units or the time at which a Recipient would otherwise be entitled to receive any payment in respect of Restricted Share Units hereunder.

Governing Law

4.8 This Plan and all matters to which reference is made in this Plan will be governed by and construed in accordance with the laws of British Columbia and the federal laws of Canada applicable therein.

Reorganization of the Company

4.9 The existence of this Plan or Restricted Share Units will not affect in any way the right or power of the Company or its shareholders to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, or to create or issue any bonds, debentures, Shares or other securities of the Company or to amend or modify the rights and conditions attaching thereto or to effect the dissolution or liquidation of the Company, or any amalgamation, combination, merger or consolidation involving the Company or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar nature or otherwise.

No Shareholder Rights

4.10 Restricted Share Units are not considered to be Shares or securities of the Company, and a Recipient who is issued Restricted Share Units will not, as such, be entitled to receive notice of or to attend any shareholders’ meeting of the Company, nor entitled to exercise voting rights or any other rights attaching to the ownership of Shares or other securities of the Company, and will not be considered the owner of Shares by virtue of such issuance of Restricted Share Units.

No Other Benefit

4.11 No amount will be paid to, or in respect of, a Recipient under this Plan to compensate for a downward fluctuation in the Fair Market Value or price of a Share, nor will any other form of benefit be conferred upon, or in respect of, a Recipient for such purpose.

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Unfunded Plan

4.12 For greater certainty, this Plan will be an unfunded plan, including for tax purposes and for purposes of the Employee Retirement Income Security Act (United States). Any Recipient to which Restricted Share Units are credited to his or her account or holding Restricted Share Units or related accruals under this Plan will have the status of a general unsecured creditor of the Company with respect to any relevant rights that may arise thereunder.

U.S. Code Section 409A for U.S. Taxpayers

It is intended that all Award Payouts made under the Plan to U.S. Taxpayers shall be exempt from Section 409A of the Code as a short-term deferral within the meaning of Section 1.409A- 1(b)(4) of the Treasury Regulations. Towards that end, each Restricted Share Unit granted under the Plan to U.S. Taxpayers shall be construed to contain such terms as will qualify the Restricted Stock Unit for such exemption from Section 409A of the Code. Notwithstanding the foregoing, however, the Company shall not be liable to any Recipient or any beneficiary of a Recipient if any Restricted Share Unit under this Plan or any payment thereunder is subject to Section 409A of the Code or the Recipient or any beneficiary of a Recipient is otherwise subject to any additional tax, interest or penalty for failure to comply with Section 409A of the Code.

Securities Law Matters

4.13 If a grant under this Plan is made to a director, officer, promoter or other insider of the Company, and unless the grant is qualified by prospectus, or issued under a securities take- over bid, rights offering, amalgamation, or other statutory procedure, then the Restricted Share Unit will be subject to a four month resale restriction imposed by the TSXV.

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SCHEDULE “A”

CONTACT GOLD CORP.

RESTRICTED SHARE UNIT PLAN

Contact Gold Corp. (the “Company”) hereby confirms the grant to the undersigned Recipient of Restricted Share Units (“Units”) described in the table below pursuant to the Company’s Restricted Share Unit Plan (the “Plan”), a copy of which Plan has been provided to the undersigned Recipient.

No. of Units	Trigger Date and any Performance Conditions	Expiry Date

DATED ____________________, 20____.

CONTACT GOLD CORP.

Per:

_____________________________________________
Authorized Signatory

The undersigned hereby accepts such grant, acknowledges being a Recipient under the Plan, agrees to be bound by the provisions thereof and agrees that the Plan will be effective as an agreement between the Company and the undersigned with respect to the Units granted or otherwise issued to him or her.

DATED ____________________, 20____.

______________________________________________
Witness (Signature)

______________________________________________
Name (please print)	______________________________________________
Recipient’s Signature
______________________________________________
Address
______________________________________________
City, Province	______________________________________________
______________________________________________	Name of Recipient (print)
Occupation

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APPENDIX "C"

Deferred Share Unit Plan

[attached]

CONTACT GOLD CORP.

DEFERRED SHARE UNIT PLAN

PART 1

General Provisions

Purpose

1.1 The purpose of this Plan is to provide non-employee directors of Contact Gold Corp. (the “Company”) and its subsidiaries with the opportunity to acquire deferred share units and enable them to participate in the long term success of Company and to promote a greater alignment of interests between Directors of the Company and its shareholders.

Definitions

1.2 In this Plan,

Affiliate means any corporation which is an affiliate, as such term is used in the Canada Business Corporations Act, of the Company;

Applicable Withholding Tax has the meaning set forth in §2.4;

Associates has the meaning ascribed thereto in the Securities Act (Ontario);

Board means the Board of Directors of the Company;

Business Day means a day upon which the TSXV is open for trading;

Committee means the Compensation Committee of the Board, or any other persons designated by the Board to perform the duties contemplated herein;

Company means Contact Gold Corp.;

Deferred Share Unit means a right granted by the Company to an Eligible Person to receive, on a deferred payment basis, a Share or the Fair Market Value of a Share, on the terms contained in this Plan;

Director means a member of the Board;

Eligible Person means any person who is a Director who is not otherwise an employee of the Company;

Fair Market Value means, as at a particular date, the weighted average of the trading price per Share on the TSXV for the last five trading days ending on that date;

Financial Quarter means each three month period ending on March 31, June 30, September 30, or December 31, respectively, unless otherwise designated by the Board;

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Insider means any insider, as such term is defined in Subsection 1(1) of the Securities Act (Ontario), of the Company, other than a person who falls within that definition solely by virtue of being a director or senior officer of an Affiliate, and includes any Associate of any such insider;

Plan means this Deferred Share Unit Plan for Directors, as amended from time to time;

Redemption Date, in respect of an Eligible Person, subject to §2.1 and §2.2, means the later of:

(a) the third Business Day after the Separation Date; and

(b) provided the Eligible Person is not a U.S. Director, such later date, if any, as may be agreed in writing between the Company and the Eligible Person before the Separation Date, provided that such date shall not be permitted to be later than December 15th of the calendar year commencing immediately after the Separation Date;

Remuneration Period means a fiscal year, or where the context requires, any portion of such period;

Required Approvals has the meaning contained in §1.3;

RSU Plan means the ~~restricted share unit plan~~Restricted Share Unit Plan of the Company;

Securities Act means the Securities Act of 1933, as amended;

Separation Date the date that the Eligible Person ceases service as a director of, and is not an employee or officer of, the Company or its subsidiaries; provided that, in the case of a U.S. Director, such Separation Date shall qualify as a “separation from service” for purposes of sec. 409A of the Internal Revenue Code (United States) and regulations issued thereunder;

Share means a Common share in the capital of the Company;

Specified Employee means a ~~person who is a~~ “specified employee” as defined ~~for purposes of sec.~~ in Section 409A(a)(2)(B) of the ~~Internal Revenue~~ Code ~~(United States) and~~or applicable proposed or final regulations ~~issued thereunder;~~under Section 409A

Terminated Service means, with respect to an Eligible Person, that the Eligible Person has ceased to be a Director, other than as a result of death, and has ceased to fulfil any other role as employee or officer of the Company;

TSXV means The TSV Venture Exchange; and

U.S. Director means a Director who is a United States citizen or a United States resident as defined under U.S. tax law.

Effective Date

1.3 This Plan will be effective on ~~•, 2017.~~May 28, 2020. The Board may, in its discretion, at any time, and from time to time, issue Deferred Share Units to Eligible Persons as it determines appropriate under this Plan. However, any such issued Deferred Share Units may not

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be paid out in Shares in any event until receipt of the necessary approvals from disinterested shareholders of the Company, the TSXV and any other regulatory bodies (the “Required Approvals”). This Plan shall also be subject to Policy 4.4 of the TSXV, where applicable. The issuance would be exempt from the registration requirements of the Securities Act, and applicable state securities laws.

Administration

1.4 The Board will, in its sole and absolute discretion, but taking into account relevant corporate, securities and tax laws,

(a) interpret and administer this Plan,

(b) establish, amend and rescind any rules and regulations relating to this Plan, and

(c) make any other determinations that the Board deems necessary or desirable for the administration of this Plan.

The Board may correct any defect or any omission or reconcile any inconsistency in this Plan in the manner and to the extent the Board deems, in its sole and absolute discretion, necessary or desirable. Any decision of the Board in the interpretation and administration of this Plan will be final, conclusive and binding on all parties concerned. All expenses of administration of this Plan will be borne by the Company.

Delegation

1.5 The Board may, to the extent permitted by law, delegate any of its responsibilities under this Plan and powers related thereto (including, without limiting the generality of the foregoing, those referred to under §1.4) to the Committee or to one or more officers of the Company and all actions taken and decisions made by the Committee or by such officers in this regard will be final, conclusive and binding on all parties concerned, including, but not limited to, the Company, the Eligible Person, and their legal representatives.

Maximum Number of Shares and Maximum Annual Award Value

1.6 The aggregate number of Shares available for issuance from treasury under this Plan and the RSU Plan, in the aggregate, is 5,013,449 Shares, subject to adjustment as provided herein, provided that:

(a) the maximum number of Shares issuable pursuant to this Plan, or when combined with all of the Company’s other security-based compensation arrangements, shall not exceed 16~~0~~,500~~26~~,~~899~~ 000 Shares, subject to any adjustments; and

(b) the maximum number of Shares issuable to Insiders pursuant to this Plan, or when combined with all of the Company’s other security-based compensation arrangements, within any one (1) year period, shall not exceed 10% of the issued and outstanding Shares.

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Any Shares subject to a Deferred Share Unit which has been granted under the Plan and which is settled, cancelled or terminated in accordance with the terms of the Plan shall again be available under the Plan.

1.7 The aggregate equity award value, based on grant date fair value, of any grants of Deferred Share Units under §1.3 that are eligible to be settled in Shares, in combination with the aggregate equity award value, based on grant date fair value, of any grants under any other security-based compensation arrangement, that may be made to a Participant who is an Eligible Person for a year shall not exceed $150,000.

1.8 Notwithstanding anything in this Plan, the maximum number of Shares which may be issued to:

(a) any individual at the time of grant under this Plan may be no more than one percent (1%) of the outstanding Shares of the Company per individual at the time of grant; and~~Company shall not issue Shares under this Plan may be no more than one percent (1%) of the outstanding Shares of the Company~~; and

(b) any individual in any twelve (12) month period may be, in aggregate, no more than two percent (2%) of the outstanding Shares of the Company,

less the aggregate number of shares reserved for issuance or issuable under any other share compensation arrangement of the Company.

Dividend Equivalents

~~1.8~~1.9 On any date on which a cash dividend is paid on Shares, an Eligible Person’s account will be credited with the number of Deferred Share Units (including fractional Deferred Share Units, computed to three digits) calculated by:

(a) multiplying the amount of the dividend per Share by the aggregate number of Deferred Share Units that were credited to the Eligible Person’s account as of the record date for payment of the dividend, and

(b) dividing the amount obtained in (a) by the Fair Market Value on the date on which the dividend is paid.

Eligible Person’s Account

~~1.9~~1.10 A written confirmation of the balance in each Eligible Person’s account will be sent by the Company to the Eligible Person upon request of the Eligible Person.

Adjustments and Reorganizations

~~1.10~~1.11 In the event of any dividend paid in Shares, Share subdivision, combination or exchange of shares, merger, consolidation, spin-off or other distribution of Company assets to shareholders, or any other change in the capital of the Company affecting Shares, the Board, in its sole and absolute discretion, will make, with respect to the number of Deferred Share Units

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outstanding under this Plan, any proportionate adjustments as it considers appropriate to reflect that change.

PART 2

Termination of Service

Termination of Service – Non-U.S. Directors

2.1 The Company shall, on the Redemption Date, at the Company’s option either (i) pay an Eligible Person who is not a U.S. Director and who has Terminated Service cash equal to the Fair Market Value of the Shares on the Separation Date multiplied by the number of Deferred Share Units recorded to the Eligible Person net of any Applicable Withholding Tax, or (ii) subject to the receipt of the Required Approvals, issue to the Eligible Person who is not a U.S. Director and who has Terminated Service, one Share for each Deferred Share Unit recorded to the Eligible Person (provided there shall be no fractional entitlements), net of any Applicable Withholding Tax. The Company may defer the Redemption Date to any other date if such deferral is, in the sole opinion of the Company, desirable to ensure compliance with §3.3, provided that in no event shall the Redemption Date be deferred to a date that is later than the end of the calendar year after the calendar year in which the Separation Date falls.

Termination of Service – U.S. Directors

2.2 The Company shall pay an Eligible Person who is a U.S. Director and who has Terminated Service, at the Company’s option either (i) in cash equal to the Fair Market Value of the Shares on the Separation Date multiplied by the number of Deferred Share Units recorded to the Eligible Person or (ii) subject to the receipt of the Required Approvals, in Shares equal to the number Deferred Share Units recorded to the Eligible Person, net of any Applicable Withholding Tax. The Company will make such payment,

(a) to any such Eligible Person who is a Specified Employee, as soon as is reasonably possible following the date that is at least six months after the date such Specified Employee has Terminated Service, but in any event within eight months of such Specified Employee having Terminated Service, and

(b) to any Eligible Person who is not a Specified Employee, as soon as is reasonably possible following the date the Eligible Person has Terminated Service, but in any event within two months of the date on which the Eligible Person has Terminated Service.

The Company may defer the payment to any other date if such deferral is, in the sole opinion of the Company, desirable to ensure compliance with §3.3.

Death

2.3 In the event of the death of an Eligible Person, the Company will, within two months of the Eligible Person’s death, pay cash equal to the Fair Market Value of the Shares multiplied by the number of Deferred Share Units recorded to the Eligible Person which would be deliverable to the Eligible Person if the Eligible Person had Terminated Service in respect of the

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Deferred Share Units credited to the deceased Eligible Person’s account (net of any Applicable Withholding Tax) to or for the benefit of the legal representative of the Eligible Person. The Fair Market Value will be calculated on the date of death of the Eligible Person.

Applicable Withholding Tax

2.4 The Company is authorized to deduct such taxes and other amounts as it may be required or permitted by law to withhold (“Applicable Withholding Tax”), in such manner as it determines, including, without limiting the generality of the foregoing, by delivering less cash or Shares, as applicable, than an Eligible Person otherwise would have received. The Company may require Eligible Persons, as a condition of receiving amounts otherwise to be delivered to them under this Plan, to deliver undertakings to, or indemnities in favour of, the Company respecting the payment by such Eligible Persons of applicable income or other taxes.

PART 3

General

Non-Transferability

3.1 Deferred Share Units and all other rights, benefits or interests in this Plan are non-transferable and may not be pledged or assigned or encumbered in any way and are not subject to attachment or garnishment, except that if the Eligible Person dies, the legal representatives of the Eligible Person will be entitled to receive the amount of any payment otherwise payable to the Eligible Person hereunder in accordance with the provisions hereof.

No Right to Service

3.2 Neither participation in this Plan nor any action under this Plan will be construed to give any Eligible Person a right to be retained in the service of the Company.

Applicable Trading Policies

3.3 The Board and each Eligible Person will ensure that all actions taken and decisions made by the Board or the Eligible Person, as the case may be, pursuant to this Plan comply with any applicable securities laws and policies of the Company relating to insider trading or “blackout” periods.

Successors and Assigns

3.4 This Plan will enure to the benefit of and be binding upon the respective legal representatives of the Eligible Person.

Plan Amendment

3.5 The Board may amend this Plan as it deems necessary or appropriate, subject to applicable corporate, securities and tax law requirements, but no amendment will, without the consent of the Eligible Person or unless required by law (or for compliance with applicable

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corporate, securities or tax law requirements or related industry practice), adversely affect the rights of an Eligible Person with respect to Deferred Share Units to which the Eligible Person is then entitled under this Plan. For greater certainty and without limiting the foregoing, prior approval of the disinterested shareholders of the Company and the TSXV shall be required for any amendment to the Plan that would increase the maximum number of Shares that may be issuable from treasury pursuant to Deferred Share Units granted under this Plan (as set out in §1.6), other than an adjustment pursuant to §1.11.

3.6 The Board may, without notice, at any time and from time to time, and without shareholder approval, amend the Plan or any provisions thereof in such manner as the Board, in its sole discretion, determines appropriate, including, without limitation:

(a) for the purposes of making formal minor or technical modifications to any of the provisions of the Plan;

(b) to correct any ambiguity, defective provision, error or omission in the provisions of the Plan;

(c) to change the vesting provisions of Deferred Share Units;

(d) to change the termination provisions of Deferred Share Units or the Plan which does not entail an extension beyond the original Expiry Date of the Deferred Share Units; or

(e) to make any amendments necessary or advisable because of any change in Applicable Law; provided, however, that no such amendment of the Plan may be made without the consent of each affected Participant in the Plan if such amendment would adversely affect the rights of such affected Participant(s) under the Plan.

Income Tax Act (Canada) Provisions

3.7 Notwithstanding the foregoing, all actions of the Board and the Committee shall be such that this Plan continuously meets the conditions of paragraph 6801(d) of the Regulations under the Income Tax Act (Canada), or any successor provision, in order to qualify as a “prescribed plan or arrangement” for the purposes of the definition of a “salary deferral arrangement” contained in subsection 248(1) of the Income Tax Act (Canada).

Plan Termination

3.8 The Board may terminate this Plan at any time, but no termination will, without the consent of the Eligible Person or unless required by law, adversely affect the rights of an Eligible Person with respect to Deferred Share Units to which the Eligible Person is then entitled under this Plan. In no event will a termination of this Plan accelerate the time at which the Eligible Person would otherwise be entitled to receive any cash in respect of Deferred Share Units hereunder.

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Governing Law

3.9 This Plan and all matters to which reference is made in this Plan will be governed by and construed in accordance with the laws of British Columbia and the laws of Canada applicable therein.

Reorganization of the Company

3.10 The existence of this Plan or Deferred Share Units will not affect in any way the right or power of the Company or its shareholders to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, or to create or issue any bonds, debentures, shares or other securities of the Company or to amend or modify the rights and conditions attaching thereto or to effect the dissolution or liquidation of the Company, or any amalgamation, combination, merger or consolidation involving the Company or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar nature or otherwise.

No Shareholder Rights

3.11 Deferred Share Units are not considered to be Shares or securities of the Company, and an Eligible Person whose account is credited with Deferred Share Units will not, as such, be entitled to exercise voting rights or any other rights attaching to the ownership of Shares of other securities of the Company, or be considered the owner of Shares by virtue of such crediting of Deferred Share Units.

No Other Benefit

3.12 No amount will be paid to, or in respect of, an Eligible Person under this Plan to compensate for a downward fluctuation in the price of a Share, nor will any other form of benefit be conferred upon, or in respect of, an Eligible Person for such purpose.

Unfunded Plan

3.13 For greater certainty, this Plan will be an unfunded plan, including for tax purposes and for purposes of the Employee Retirement Income Security Act (United States). Any Eligible Person holding Deferred Share Units or related accruals under this Plan will have the status of a general unsecured creditor of the Company with respect to any relevant rights thereunder.

Securities ~~Law Matters~~Act Restrictions

3.14 If a grant under this Plan is made to a director, officer, promoter or other insider of the Company, and unless the grant is qualified by prospectus, or issued under a securities take- over bid, rights offering, amalgamation, or other statutory procedure, then the Deferred Share Unit will be subject to a four month resale restriction imposed by the TSXV.

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3.15 Unless the Shares issued under Deferred Share Units have been registered under the Securities Act, any Shares issued pursuant Deferred Share Units will be issued pursuant to exemptions from such registration requirements and will be deemed “restricted securities” as defined in Rule 144 of the Securities Act. Restricted securities may be resold only in compliance with the exemption from the registration requirements under the Securities Act provided by Rule 144 thereunder, if available, and in accordance with applicable state securities laws, and prior to such sale the holder shall provide the Company an opinion of counsel or other evidence of exemption, reasonably satisfactory to the Company

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